As filed with the Securities and Exchange Commission on February 8, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioMimetic Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	62-1786244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

380-A Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel E. Lynch, D.M.D., D.M.Sc.
Chief Executive Officer
BioMimetic Therapeutics, Inc.
380-A Nichol Mill Lane
Franklin, Tennessee 37067
(615) 844-1280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James R. Tanenbaum, Esq. Anna T. Pinedo, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104-0012 (212) 468-8000	William J. Grant, Jr., Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:   333-139291

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.001 par value per share	481,850	$17.15	$8,263,727.50	$884.22

(1)	The 481,850 shares of Common Stock being registered in this Registration Statement is in addition to the 2,771,500 shares of Common Stock registered pursuant to Registrant’s Registration Statement on Form S-1 (File No. 333-139291).

(2)	Based on the public offering price.

(3)	The Registrant paid a fee of $1,997 on or about February 2, 2007 in respect to 771,500 shares of its common stock, and paid a fee of $2,429 on or about December 12, 2006 in respect to 2,000,000 shares of its common stock , pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-139291). The Registrant certifies to the Securities and Exchange Commission (the ‘‘Commission’’) that it has instructed its bank to pay to the Commission the filing fee of $884.22 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on February 9, 2007).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

INFORMATION INCORPORATED BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-139291), originally filed by us on December 12, 2006, as amended, and is being filed for the sole purpose of increasing the amount of shares of common stock to be registered by 481,850 shares. The information set forth in the registration statement on Form S-1 filed by us with the Securities and Exchange Commission (File No. 333-139291) is incorporated by reference herein.

PART II

Item 16.    Exhibits

Reference is made to the attached Exhibit Index.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, Tennessee on February 8, 2007.

BIOMIMETIC THERAPEUTICS, INC.
By: /s/ Samuel E. Lynch Samuel E. Lynch, D.M.D., D.M.Sc. President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ Samuel E. Lynch	President and Chief Executive Officer (Principal Executive Officer)	February 8, 2007

Samuel E. Lynch, D.M.D., D.M.Sc.

/s/ Larry Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)	February 8, 2007

Larry Bullock

*	Chairman of the Board of Directors	February 8, 2007

Larry W. Papasan

*	Director	February 8, 2007

Thomas Dyrberg, M.D.

*	Director	February 8, 2007

Chris Ehrlich

*	Director	February 8, 2007

Gary Friedlaender, M.D.

*	Director	February 8, 2007

James G. Murphy

*	Director	February 8, 2007

Douglas Watson

*	By: /s/ Larry Bullock Larry Bullock Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit No.		Description
1.1		Form of Underwriting Agreement (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-139291) filed on February 2, 2007)
3.1		Amended and Restated Certificate of Incorporation (Incorporated by reference from the registrant’s Form 10-Q for the quarter ended June 30, 2006)
3.2		Form of Amended and Restated Bylaws (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on March 31, 2006)
4.1		Form of certificate representing shares of common stock (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on April 26, 2006)
5.1		Opinion of Morrison & Foerster LLP
10	.1**	License Agreement between the registrant and President and Fellows of Harvard College, dated as of April 10, 2001 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 8, 2006)
10	.2**	Exclusive Patent License Agreement between the registrant and ZymoGenetics, Inc., dated as of March 28, 2001 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 10, 2006)
10	.3**	Second Exclusive Patent License Agreement between the registrant and ZymoGenetics, Inc., dated as of January 21, 2003 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 10, 2006)
10	.4**	Letter Agreement between the registrant and ZymoGenetics, Inc., dated October 17, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 8, 2006)
10	.5**	Manufacturing and Supply Agreement between the registrant and Chiron Corporation (now Novartis), dated as of July 28, 2004 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 8, 2006)
10	.6**	Supply Agreement between the registrant and Orthovita, Inc. dated as of August 2, 2002 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10	.7**	Exclusive Sublicense Agreement between the registrant and Luitpold Pharmaceuticals, Inc., dated as of December 9, 2003 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 10, 2006)
10.8		Research, Development and Marketing Agreement between the registrant and Luitpold Pharmaceuticals, Inc., dated as of December 9, 2003 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 8, 2006)

Exhibit No.		Description
10	.9**	Manufacturing and Supply Agreement between the registrant and Luitpold Pharmaceuticals, Inc., dated as of December 9, 2003 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 8, 2006)
10	.10**	Development, Manufacturing and Supply Agreement between the registrant and Kensey Nash Corporation, dated as of June 28, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.11		Lease Agreement between the registrant and Noblegene Development LLC, dated April 22, 2004 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.12		First Amendment to Lease Agreement between the registrant and Noblegene Development LLC, dated July 22, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.13		2001 Long-Term Stock Incentive Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.14		2005 Employee Stock Purchase Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.15		Employment Agreement, effective as of November 30, 2004, by and between the registrant and Dr. Samuel E. Lynch (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.16		Amendment to Employment Agreement, effective as of December 1, 2004, by and between the registrant and Dr. Samuel E. Lynch (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.17		Employment Agreement, effective as of December 18, 2003, by and between the registrant and Larry Bullock (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.18		Employment Agreement, effective as of December 8, 2003, by and between the registrant and Charles E. Hart, Ph.D. (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.19		Employment Agreement, effective as of June 6, 2002, by and between the registrant and Mark Citron (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.20		Employment Agreement, effective as of September 1, 2002, by and between the registrant and James Monsor (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)

Exhibit No.		Description
10.21		Employment Agreement, effective as of July 5, 2005, by and between the registrant and Steven N. Hirsch (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.22		Employment Agreement, effective as of May 31, 2005, by and between the registrant and Earl Douglas (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10	.23**	Patent Purchase Agreement by and among the registrant and Institute of Molecular Biology, Inc dated November 16, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.24		Amendment No. 1 to Exclusive Sublicense Agreement between the registrant and Luitpold Pharmaceuticals, Inc. dated as of December 21, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.25		Amendment No. 1 to Manufacturing and Supply Agreement between the registrant and Luitpold Pharmaceuticals, Inc. dated as of December 21, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10	.26**	Letter Agreement between the registrant and Luitpold Pharmaceuticals, Inc. dated as of December 21, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.27		Form of indemnification agreement by and between the registrant and each executive officer and director (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on February 10, 2006)
10.28		Amended and Restated Information and Registration Rights Agreement dated October 21, 2004 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on March 31, 2006)
10.29		Amendment to the Amended and Restated Information and Registration Rights Agreement dated April 29, 2005 (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on March 31, 2006)
10.30		Amendment to 2001 Long-Term Stock Incentive Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on April 26, 2006)
10.31		Second Amendment to 2001 Long-Term Stock Incentive Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on April 26, 2006)
10.32		Third Amendment to 2001 Long-Term Stock Incentive Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC File No. 333-131718) filed on May 5, 2006)

Exhibit No.	Description
10.33	Amendment to 2005 Employee Stock Purchase Plan (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC No. 333-139291) Filed on December 12, 2006)
21.1	Subsidiaries of the registrant (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC No. 333-139291) Filed on December 12, 2006)
23.1	Consent of Ernst & Young LLP
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (Incorporated by reference from the registrant’s Registration Statement on Form S-1 (SEC No. 333-139291) Filed on December 12, 2006)

**	Confidential treatment was granted for portions of this exhibit.